MassRoots Provides Shareholder Update on Strategic Initiatives and Upcoming Events

Company has strongest balance sheet in corporate history, as it continues to expand its user base and market share in the rapidly growing medical cannabis industry

DENVER, CO-- MassRoots, Inc. (OTCQB: MSRT), a leading technology platform for the medical cannabis industry, is pleased to announce the Company has filed its quarterly report with the Securities and Exchange Commission (SEC) for the quarter ending March 31, 2017. With more than $5.6 million in assets, the Company has its strongest balance sheet in corporate history and currently has no long-term debt.

During the first quarter of 2017, the Company achieved cash-flow positive status, with a net cash inflow of $1.8M, and retired all outstanding convertible debt. Additionally, the exercise of warrants resulted in a significant reduction in the Company’s derivative liabilities. MassRoots also formed a strategic relationship through an investment in the cannabis media powerhouse, High Times.

“We’re pleased with the significant improvement in the Company’s fundamentals we experienced during the first quarter,” stated MassRoots CEO Mr. Isaac Dietrich. “Our core objective for the balance of the year is continuing to better monetize our user-base and deliver more value to our clients.”

Apart from improvements to its financial position, MassRoots crossed one million registered users in March 2017, making it one of the largest online communities of cannabis enthusiasts. Shortly after reaching this milestone, the Company announced the launch of its celebrity influencer program to help accelerate MassRoots’ user-growth towards 2 million users and formed a strategic partnership with Whoopi & Maya, co-founded by the legendary Whoopi Goldberg.

Additionally, MassRoots announced data-oriented partnerships with notable cannabis technology companies, New Frontier Data and Grownetics, and could provide some of the most advanced analytics and reporting available in the cannabis industry. The Company launched a web browser-based version of its popular application in March. Throughout the coming weeks, MassRoots plans to launch an updated and rebranded version of its mobile application for both Android and iOS devices. This app update will be the result of significant investment of resources during the first quarter in improving MassRoots’ infrastructure to support an increasing number of users and paying down technical debt.

“We thank our shareholders for their continued trust in MassRoots as we continue to execute on our strategic business objectives,” concluded Mr. Dietrich. “We look forward to sharing some exciting developments and reporting back on our progress over the coming weeks.”

For more information, please refer to the Company’s Quarterly Report on Form 10-Q, as amended, for the quarter ended March 31, 2017, filed with the U.S. Securities and Exchange Commission on May 22, 2017 www.sec.gov.

About MassRoots
MassRoots is one of the largest technology platforms for the regulated cannabis industry. The Company's mobile apps enable consumers to make educated cannabis purchasing decisions through community-driven reviews. MassRoots is proud to be affiliated with the leading businesses and organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. For more information, please visit MassRoots.com/Investors.

Forward-looking Statements
Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' business, potential partnerships, new features, and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

For Press Only

Contact: Isaac Dietrich

Isaac@MassRoots.com

Source: MassRoots, Inc.